                                                                    Exhibit 11.1

                                 GARGOYLES, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                                   (Unaudited)


QUARTER ENDED SEPTEMBER 30,                          1997              1996
                                                 ------------       ------------

Shares outstanding at beginning of period           7,428,215          5,464,543

Weighted average number of shares issued
  during the period                                     3,308                  -

Net shares issued for options and warrant -
  treasury stock method                                     -            249,892
                                                 ------------       ------------

Weighted average number of shares and
  equivalents of common stock outstanding           7,431,523          5,714,435
                                                 ============       ============

Net income (loss)                                $ (1,636,258)      $    (15,429)
                                                 ============       ============

Net income (loss) per share                      $      (0.22)      $      (0.00)
                                                 ============       ============


NINE MONTHS ENDED SEPTEMBER 30,

Weighted average number of shares and
  equivalents of common stock outstanding:

    First quarter                                   7,682,882          5,709,714

    Second quarter                                  7,689,283          5,712,078

    Third quarter                                   7,431,523          5,714,435
                                                 ------------       ------------

                                                   22,803,688         17,136,227
                                                 ============       ============

Average for period                                  7,601,229          5,712,074
                                                 ============       ============

Net income (loss)                                $    (97,927)      $ (2,636,364)
                                                 ============       ============

Net income (loss) per share                      $      (0.01)      $      (0.46)
                                                 ============       ============